Exhibit 1.1

SUPPLEMENTAL REMARKETING AGREEMENT

August 10, 2006

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Ladies and Gentlemen:

WHEREAS, The PMI Group, Inc., a Delaware corporation (the “Company”), Banc of America Securities LLC, as remarketing agent (the “Remarketing Agent”) and The Bank of New York Trust Company, N.A., a New York banking corporation, not individually but solely as Purchase Contract Agent (the “Purchase Contract Agent”) and as attorney-in-fact of the holders of Purchase Contracts (as defined in the Purchase Contract Agreement referred to below), entered into a remarketing agreement dated November 3, 2003 (the “Original Remarketing Agreement”), which contemplated a remarketing of the Company’s 3.0% Senior Notes due November 15, 2008;

WHEREAS, the Company is entering into this Supplemental Remarketing Agreement dated as of August 10, 2006 (the “Supplemental Remarketing Agreement”, and the Original Remarketing Agreement as supplemented by the Supplemental Remarketing Agreement, the “Agreement”) by and among the Company, the Remarketing Agent and the Purchase Contract Agent for purposes of effecting the Initial Remarketing on the terms and conditions set forth herein;

WHEREAS, this Agreement supplements the Original Remarketing Agreement with respect to the Initial Remarketing and, if any provision of this Agreement relating to the Initial Remarketing conflicts, or is inconsistent, with the Original Remarketing Agreement, this Agreement shall control;

WHEREAS, if the Initial Remarketing shall be deemed a Failed Remarketing, it is intended that this Agreement shall terminate and the Original Remarketing Agreement shall remain in full force and effect;

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

(a) Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Original Remarketing Agreement.

(b) As used in this Agreement, the following terms have the following meanings:

“Base Prospectus” means the prospectus included in the Registration Statement, including all documents incorporated by reference therein as of the date of this Agreement.

“Commencement Date” means the date the Preliminary Prospectus is first distributed in connection with the Initial Remarketing.

“Commission” means the Securities and Exchange Commission.

“Effective Date” means the date the Registration Statement becomes effective pursuant to Rule 430B under the Securities Act for purposes of liability under Section 11 of the Securities Act of the Company and the Remarketing Agent.

“Final Term Sheet” means the final term sheet, substantially in the form of Schedule I hereto.

“Initial Remarketing Date” means August 10, 2006.

“Initial Remarketing” means the remarketing of the Remarketed Senior Notes on the Initial Remarketing Date.

“Material Adverse Effect” has the meaning set forth in Section 2(h) of this Supplemental Remarketing Agreement.

“Permitted Free Writing Prospectus” has the meaning set forth in Section 4(a) of this Supplemental Remarketing Agreement.

“Preliminary Prospectus” means the Base Prospectus, as supplemented by the preliminary prospectus supplement dated August 10, 2006 used in connection with the Remarketing, including the documents incorporated by reference therein as of the date of such preliminary prospectus supplement; and any reference to any amendment or supplement to such Preliminary Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus and prior to the Time of Sale, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus.

“Prospectus” means the Base Prospectus, as supplemented by the definitive prospectus supplement specifically relating to the Remarketed Senior Notes, in the form filed with the Commission pursuant to Rule 424(b), including the documents incorporated by reference therein as of the date of such Prospectus; and any reference to any amendment or supplement to such Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus, under the Exchange Act, and incorporated by reference in such Prospectus.

“Remarketing Settlement Date” means August 15, 2006 or such other date as may be agreed by the Company and the Remarketing Agent.

“Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness of the Company or any Significant Subsidiary (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Significant Subsidiary.

“Senior Notes” means the 3.0% senior notes due November 15, 2008 of the Company.

“Significant Subsidiary” means a Subsidiary that is a significant subsidiary within the meaning of Rule 405 of the Securities Act.

“Subsidiary” means any entity of which the Company owns, directly or indirectly, at least 50 percent of the voting securities, provided that no entity shall be deemed to be a Subsidiary for purposes of this Agreement unless such entity is accounted for as a consolidated entity in the Company’s consolidated financial statements in accordance with generally accepted accounting principles in the United States.

“Time of Sale Information” means the Preliminary Prospectus and the Final Term Sheet, at the Time of Sale, including all documents incorporated therein by reference, whether any such incorporated document is filed before or after the document into which it is incorporated, so long as the incorporated document is filed before the Time of Sale.

“Time of Sale” means 2:30 p.m. Eastern time, on August 10, 2006.

Section 2. Representations and Warranties of the Company.

Section 3 of the Original Remarketing Agreement is amended and restated in its entirety as follows:

The Company represents and warrants (i) on and as of the Commencement Date, (ii) as of the Time of Sale and (iii) on and as of the Remarketing Settlement Date, in each case except as disclosed in writing to the Remarketing Agent by the Company prior to the applicable date, that:

(a) The Registration Statement (which, for purposes of clarification, refers to File No. 333-107747 and File No. 333-110044) complies, and any post-effective amendment thereto, the Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) will comply in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and the Trust Indenture Act, and the Registration Statement as amended and supplemented by the Preliminary Prospectus and the Prospectus and any post-effective amendment thereto do not and will not, as of the applicable effective date thereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Information, as amended or supplemented, as of the Time of Sale, and the Prospectus, as amended or supplemented, as of its date, and any further supplements to the Prospectus, as of the applicable filing date as to any such supplement and as of the Remarketing Settlement Date, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No representation and warranty is made as to any statement of eligibility on Form T-1 filed or incorporated by reference as part of the Registration Statement, the Time of Sale Information or the Prospectus, or as to statements in or omissions from the Registration Statement, the Time of Sale Information or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent.

(b) The Registration Statement has been declared effective by the Commission under the Securities Act.

(c) Each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Prospectus. Each of the Company and each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(d) The Company has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder; this Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the other parties thereto, this Agreement will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with the its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. This Agreement conforms in all material respects to the description thereof contained in the Preliminary Prospectus and the Prospectus.

(e) The Company has all requisite corporate power and authority to execute and deliver each of the Unit Agreements (as defined in the Underwriting Agreement) and perform its obligations thereunder; each of the Unit Agreements has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract), Title 11 of the United States Code (the “Bankruptcy Code”) should not substantively limit the provisions of the Purchase Agreement or the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent’s security interest in (1) the Senior Notes, (2) the Treasury Securities (as defined in the Purchase Contract) or (3) the Applicable Ownership Interest in the Treasury Portfolio (as defined in the Purchase Contract), as applicable, and the transfer of such securities to the Purchase Contract Agent, for the benefit of the Holders of the Units (as defined in the Underwriting Agreement); provided further, that the Company makes no representations as to whether the procedural restrictions respecting relief from the automatic stay under Section 362 of the Bankruptcy Code may delay the timing of the exercise of the rights and remedies contained in Section 5.06 of the Purchase Agreement and Section 5.04 of the Pledge Agreement.

(f) The Company has all requisite corporate power and authority to execute and deliver the Indenture and perform its obligations thereunder; the Indenture has been duly and validly authorized by the Company, has been qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery of the Indenture by the Trustee, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Indenture conforms in all material respects to the description thereof contained in the Preliminary Prospectus and the Prospectus.

(g) The Senior Notes have been duly authorized by the Company, and constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Senior Notes conform in all material respects to the description thereof contained in the Preliminary Prospectus and the Prospectus.

(h) The execution, delivery and performance of the Transaction Documents by the Company, the remarketing of the Remarketed Senior Notes and the consummation of the transactions contemplated hereby and by the other Transaction Documents have been authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of any of the terms or provisions of, or constitute a default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for such conflicts, breaches, violations or defaults as would not, either individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations or business of the Company and its subsidiaries taken as a whole (such effect, a “Material Adverse Effect”); nor will such action result in any violation of (i) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect) or (ii) the provisions of the charter or bylaws of the Company or any of its Subsidiaries.

(i) Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default (or, with the giving of notice or lapse of time, would be in default) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(j) Except as described in the Preliminary Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Registration Statement.

(k) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of the Transaction Documents by the Company, and the consummation of the transactions contemplated hereby and by the Transaction Documents, except such as may be required by the Securities Act or the Exchange Act, as may be required by the securities or Blue Sky laws of the various states, and as may be required from the NASD.

(l) The authorized, issued and outstanding capital stock of the Company is as set forth in the Preliminary Prospectus and the Prospectus; since the date indicated in the Preliminary Prospectus and the Prospectus, except as disclosed in the Preliminary Prospectus and the Prospectus or changes occurring in the ordinary course of business, there has been no change in the consolidated capitalization of the Company and its subsidiaries (other than changes in outstanding common stock resulting from employee or director benefit plans, including the Company’s deferred compensation plan, dividend reinvestment and stock purchase or stock option plans, in each case existing on the date hereof (collectively, the “Stock Plans”)); all of the issued and outstanding capital stock of the Company has been authorized and validly issued, is fully paid and non-assessable and conforms to the description thereof contained in the Preliminary Prospectus and the Prospectus; and no holder thereof is or will be subject to personal liability by reason of being such a holder.

(m) Except as disclosed in the Preliminary Prospectus and the Prospectus, (i) there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options issued by the Company to purchase, any shares of the capital stock of the Company, (ii) there are no statutory, contractual, preemptive or other rights to subscribe for or to purchase any Remarketed Senior Notes and (iii) there are no restrictions upon transfer of the Remarketed Senior Notes pursuant to the Company’s certificate of incorporation or bylaws.

(n) The Company is not, and after giving effect to the remarketing of the Remarketed Senior Notes as described in the Preliminary Prospectus and the Prospectus, will not be an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(o) Each of the Company’s Subsidiaries that is engaged in the business of insurance or reinsurance (each an “Insurance Subsidiary”, collectively the “Insurance Subsidiaries”) is duly licensed to conduct an insurance or a reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of the Insurance Subsidiaries to be so licensed would not, individually or in the aggregate, result in a Material Adverse Effect. The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Effect. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective businesses as described in the Preliminary Prospectus and the Prospectus, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications would not, individually or in the aggregate, result in a Material Adverse Effect, and the Company and each of its Insurance Subsidiaries has not received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by the Company and each of its Insurance Subsidiaries in any case where it could be reasonably expected that (x) the Company and each of its Insurance Subsidiaries would be required either to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or to cease or otherwise limit the writing of certain business and (y) the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or the limiting of the writing of such business would result in a Material Adverse Effect, and no insurance regulatory authority having jurisdiction over the Company or any of its Insurance Subsidiaries has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any of the Insurance Subsidiaries to its parent, other than those restrictions applicable to insurance or reinsurance companies generally, or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted.

(p) Except as set forth in the Preliminary Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject which, singularly or in the aggregate, would be reasonably likely to have a Material Adverse Effect, and to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, except as would not, singly or in the aggregate, be reasonably likely to have a Material Adverse Effect.

(q) The Company and each of its Subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon except for taxes being contested in good faith for which reserves in accordance with generally accepted accounting principles have been provided, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company or any of its Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

(r) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except where such non-compliance could not reasonably be expected to have a Material Adverse Effect; the Company and each of its Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of its Subsidiaries would have any liability or (ii) Sections 412, 4971, 4975 or 4980B of the Code; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects.

(s) Neither the Company, nor to its knowledge, any of its affiliates, has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Remarketed Senior Notes, it being understood that the Company intends to purchase $300,000,000 of the Remarketed Senior Notes, as more fully set forth in the Preliminary Prospectus and the Prospectus.

(t) Except as disclosed in the Preliminary Prospectus and the Prospectus, the Company has not declared or paid any dividends on its capital stock during the last three years.

(u) The consolidated financial statements and supporting schedules of the Company filed with the Commission and included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, and any amendments or supplements thereto, fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of operations and changes in shareholders’ equity of the Company and its consolidated subsidiaries for the periods specified, in each case in all material respects in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as indicated in the notes thereto). No other financial statements or supporting schedules are required to be included in the Registration Statement. The summary and selected historical financial data of the Company included or incorporated by reference in the Preliminary Prospectus and the Prospectus fairly present in all material respects the information shown therein and have been compiled on a basis consistent with that of the consolidated interim or audited financial statements of the Company included in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(v) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus and the Prospectus any material loss or interference with its business material to the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Preliminary Prospectus and the Prospectus; and, since the date as of which information is given in the Preliminary Prospectus and the Prospectus, there has not been (x) any increase, or any development involving a prospective increase, in excess of $30.0 million in the Company’s consolidated reserve for losses and loss adjustment expense, (y) any change in the authorized capital stock of the Company or any of its Significant Subsidiaries or any increase in excess of $50.0 million in the aggregate in the consolidated short-term or long-term debt of the Company or (z) any Material Adverse Effect.

(w) All ceded reinsurance and retrocessional agreements to which the Insurance Subsidiaries are a party are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect. Neither the Company nor any of the Insurance Subsidiaries has received any notice from any of the other parties to such agreements that such other party intends not to perform in any material respect such agreement and none of the Company and such Insurance Subsidiaries has any reason to believe that any of the other parties to such agreements will be unable to perform such agreements, except to the extent that (i) the Company or such Subsidiary has established appropriate reserves on its financial statements or (ii) such nonperformance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor its Insurance Subsidiaries has given effect to such agreements in its underwriting results in its most recently filed statutory financial statements unless such agreements were in conformity with the requirements therefor of the insurance department of the state of domicile of each such Subsidiary in effect at such time of preparation for reinsurance ceded pursuant to such agreements.

(x) To the Company’s knowledge, Ernst & Young LLP, who have certified certain financial statements and supporting schedules of the Company and its subsidiaries, are independent accountants as required by the Securities Act and the Exchange Act.

(y) The documents incorporated or deemed to be incorporated by reference in the Preliminary Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Preliminary Prospectus or the Prospectus, as the case may be, at the time the Registration Statement and any amendments thereto become effective, at the Time of Sale and the Remarketing Settlement Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Remarketing Agent furnished in writing to the Company by the Remarketing Agent or its counsel expressly for use in the Preliminary Prospectus or the Prospectus.

(z) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3. Covenants of the Company.

Section 5 of the Original Remarketing Agreement is amended and restated in its entirety as follows:

The Company covenants and agrees as follows:

(a) The Company shall prepare the Preliminary Prospectus and the Prospectus, each in a form approved by the Remarketing Agent, which approval shall not be unreasonably withheld, and shall file any such Preliminary Prospectus and Prospectus pursuant to the Securities Act within the period required by the Securities Act and the rules and regulations thereunder.

(b) The Company shall prepare a Final Term Sheet and file such Final Term Sheet with the Commission in compliance with Rule 433(d) under the Securities Act.

(c) The Company shall file promptly with the Commission any amendment to the Registration Statement, the Preliminary Prospectus, the Final Term Sheet or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Remarketing Agent, be required by the Securities Act or required by the Commission.

(d) The Company shall advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof.

(e) The Company shall file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Remarketed Senior Notes.

(f) The Company shall advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Time of Sale Information or the Prospectus, of the suspension of the qualification of any of the Remarketed Senior Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Time of Sale Information or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Time of Sale Information or Prospectus or suspending any such qualification, to use promptly commercially reasonable efforts to obtain its withdrawal.

(g) The Company shall furnish promptly to the Remarketing Agent such copies of the following documents as the Remarketing Agent shall reasonably request: (A)

conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (B) the Preliminary Prospectus and any amended or supplemented Preliminary Prospectus; (C) the Prospectus and any amended or supplemented Prospectus; and (D) the Final Term Sheet; (E) any issuer free writing prospectus referred to in Section 4 of the Supplemental Remarketing Agreement; and (F) any document incorporated by reference in the Preliminary Prospectus or the Prospectus (excluding exhibits thereto); and, if at any time when delivery of a prospectus is required in connection with the Remarketing, (i) any event shall have occurred as a result of which the Time of Sale Information or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Time of Sale Information or Prospectus is delivered, not misleading, or (ii) if in the reasonable opinion of the Remarketing Agent or counsel for the Remarketing Agent it shall otherwise be necessary during such same period to amend or supplement the Time of Sale Information or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Preliminary Prospectus or the Prospectus in order to comply with the Securities Act or the Exchange Act, to in the case of (i) notify the Remarketing Agent and, upon its request in each case, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Time of Sale Information or Prospectus that will correct such statement or omission or effect such compliance.

(h) Prior to filing with the Commission (A) any amendment to the Registration Statement or supplement to the Prospectus (other than any amendment or supplement resulting solely from the incorporation by reference of any report under the Exchange Act) or (B) any Prospectus pursuant to Rule 424 under the Securities Act, the Company shall furnish a copy thereof to the Remarketing Agent and counsel to the Remarketing Agent; and shall not file any such amendment or supplement that shall be reasonably disapproved by the Remarketing Agent promptly after reasonable notice.

(i) As soon as practicable, but in any event not later than November 9, 2007, the Company shall make “generally available to its security holders” an “earnings statement” of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 under the Securities Act). The terms “generally available to its security holders” and “earnings statement” shall have the meanings set forth in Rule 158 under the Securities Act.

(j) The Company shall take such action as the Remarketing Agent may reasonably request in order to qualify the Remarketed Senior Notes for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Remarketing Agent may reasonably request; provided that in no event shall the Company be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

Section 4. Free Writing Prospectuses.

(a) Subject to Section 5(b) (“Covenants of the Company”), the Company represents and agrees that, unless it obtains the prior consent of the Remarketing Agent, and the Remarketing Agent represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Remarketing or the Remarketed Senior Notes that would constitute an “issuer free writing prospectus” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act. Each of the Final Term Sheet and any such free writing prospectus consented to by the Company and the Remarketing Agent is referred to as a “Permitted Free Writing Prospectus.”

(b) The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

Section 5. Delivery and Payment.

(a) The documents to be delivered on the Remarketing Settlement Date by or on behalf of the parties hereto pursuant to Section 7 will be delivered at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017.

(b) The Remarketed Senior Notes will be represented by one or more definitive Global Certificates in book-entry form which will be deposited with The Depository Trust Company.

Section 6. Determination of Successful Initial Remarketing.

Section 7 of the Original Remarketing Agreement is amended and restated in its entirety as follows:

The obligations of the Remarketing Agent hereunder shall be subject to the following conditions:

(a) The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Initial Remarketing Date and the Remarketing Settlement Date, without giving effect to any disclosure by the Company contemplated by the preamble to Section 3, and the Company, the Purchase Contract Agent and the Collateral Agent shall have performed in all material respects all covenants and agreements contained herein or in the Purchase Contract Agreement or Pledge Agreement to be performed on their part at or prior to such Remarketing Settlement Date.

(b) Subsequent to the Time of Sale, there shall not have occurred any of the following: (i) Trading generally shall have been suspended or materially limited on the

New York Stock Exchange, (ii) trading of any securities of the Company shall have been materially suspended or limited on the New York Stock Exchange, (iii) a banking moratorium shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred a material adverse change in the financial markets, any escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (b) in the judgment of the Remarketing Agent makes it impracticable or inadvisable to proceed with the Remarketing or the delivery of the Remarketed Senior Notes on the terms and in the manner contemplated in this Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Indenture, in each case as amended or supplemented from time to time.

(c) The Preliminary Prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) under the Securities Act; the Final Term Sheet shall have been filed with the Commission pursuant to Rule 433(d) in the manner and within the time period required by Rule 433(d) under the Securities Act; and no stop order preventing or suspending the use of the Registration Statement any post-effective amendment to the Registration Statement or Time of Sale Information shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission and any request of the Commission for inclusion of additional information in the Registration Statement, the Time of Sale Information or the Prospectus or otherwise shall have been complied with.

(d) On the Remarketing Settlement Date, the Company shall have furnished to the Remarketing Agent a certificate, dated the Remarketing Settlement Date, of the Chief Executive Officer, the Chief Financial Officer or the Chief Accounting Officer of the Company, satisfactory to the Remarketing Agent, stating that: (1) no order preventing or suspending the use of the Registration Statement or the Time of Sale Information or prohibiting the sale of the Remarketed Senior Notes is in effect, and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission; (2) the representations and warranties of the Company in Section 3 are true and correct on and as of the Remarketing Settlement Date without giving effect to any disclosure by the Company contemplated by the preamble to Section 3 and the Company has performed in all material respects all covenants and agreements contained herein to be performed on its part at or prior to such Remarketing Settlement Date; and (3) the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Time of Sale Information, as of the Time of Sale, and the Prospectus as of the date of the prospectus supplement comprising part of such Prospectus and as of the Remarketing Settlement Date did not or does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) On the Initial Remarketing Date and on the Remarketing Settlement Date, the Remarketing Agent shall have received a letter addressed to the Remarketing Agent and dated such respective dates, in form and substance satisfactory to the Remarketing Agent, of the Company’s independent accountants reasonably acceptable to the Remarketing Agent, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained in the Time of Sale Information and the Prospectus.

(f) The General Counsel for the Company shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the Remarketing Settlement Date, in substantially the form set forth on Schedule II hereto.

(g) Sullivan & Cromwell LLP, or such other counsel reasonably acceptable to the Remarketing Agent, shall have furnished to the Remarketing Agent its written opinion and letter, as special counsel to the Company, addressed to the Remarketing Agent and dated the Remarketing Settlement Date, in substantially the form set forth on Schedule III hereto.

(h) Davis Polk & Wardwell, or such other counsel reasonably acceptable to the Remarketing Agent, shall have furnished to the Remarketing Agent its opinion, as counsel to the Remarketing Agent, addressed to the Remarketing Agent and dated the Remarketing Settlement Date, in form and substance satisfactory to the Remarketing Agent.

(i) Subsequent to the Time of Sale, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate an improvement, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(j) The Senior Notes shall not have been called for redemption following the occurrence of a Special Event.

If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Remarketing Agent by notice to the Company at any time on or prior to the Remarketing Settlement Date, which termination shall be without liability on the part of any party to any other party, except that Section 8 shall at all times be effective and shall survive such termination.

Section 7. Indemnification.

Section 8 of the Original Remarketing Agreement is amended and restated in its entirety as follows:

(a) The Company agrees to indemnify and hold harmless the Remarketing Agent, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Remarketing Agent within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage, liability, joint or several, or any action in respect thereof to which the Remarketing Agent or any such affiliate officer, employee, representative, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the Preliminary Prospectus, the Time of Sale Information, the Prospectus, or in any amendment or supplement thereto or any Permitted Free Writing Prospectus, (B) any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Remarketed Senior Notes under the securities laws of any state or other jurisdiction (such application, document or information being hereinafter called “Blue Sky Application”) or (C) in any materials or information provided to investors by, or with the approval in writing of, the Company in connection with the Remarketing (“Marketing Materials”), (ii) the omission or alleged omission to state in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information, the Prospectus or in any amendment or supplement thereto or any Permitted Free Writing Prospectus, or in any Blue Sky Application, any material fact necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by the Remarketing Agent in connection with, or relating in any manner to, the Remarketed Senior Notes or the Remarketing contemplated hereby, and which is included as part of any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted from any such acts or failure to act undertaken or omitted to be taken by the Remarketing Agent through its negligence or willful misconduct or from a breach of the Remarketing Agent of its representations herein); and shall reimburse the Remarketing Agent and each such affiliate, officer, employee, representative, agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Remarketing Agent or any such affiliate, officer, employee, representative agent or controlling person in damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information, the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with the written information furnished to the Company by or on behalf of the Remarketing Agent concerning the Remarketing Agent specifically for inclusion therein; and provided, further, that the Company shall not be liable to the Remarketing Agent under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that such loss, claim, damaged, liability or action of the Remarketing Agent results from the fact that the Remarketing Agent sold the Remarketed Senior Notes to a person as to whom it shall be established that such sale was an initial resale by the Remarketing Agent and there was not sent or given to such person, if required by law to have been so sent or given, at or prior to the written confirmation of the sale to such person, a copy of the Prospectus, if the Company had previously furnished copies thereof in sufficient quantities to the Remarketing Agent on a timely basis and the loss, claim, damage or liability of the Remarketing Agent results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was (i) identified to the Remarketing Agent prior to the furnishing to the Remarketing Agent of the corrected Prospectus and (ii) corrected in the Prospectus. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Remarketing Agent or to any affiliate, officer, employee, representative, agent or controlling person of the Remarketing Agent.

(b) The Remarketing Agent shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liability or any action in respect thereof, to which the Company, or any such affiliate, director, officer, employee, representative, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information, the Prospectus (or any amendment or supplement thereto) or any Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Time of Sale Information, the Prospectus (or any amendment or supplement thereto) or any Blue Sky Application, any material fact necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for inclusion therein; and shall reimburse the Company and any such director, officer or controlling person promptly upon demand for any legal and other expenses reasonably incurred by the Company or any such affiliate, director, officer, employee, representative, agent or controlling person in connection with investigating, defending, or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The Company hereby acknowledges that the only information that the Remarketing Agent has furnished to the Company expressly for use in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information, the Prospectus (or any amendment or supplement thereto) and any Blue Sky Application is the information set forth in a certificate to be provided by the Remarketing Agent on or prior to the Remarketing Settlement Date. The foregoing indemnity agreement is in addition to any liabilities that the Remarketing Agent may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have had under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Remarketing Agent in the case of Section 8(b), representing the indemnified parties who are parties to such action). No indemnifying party shall, (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

Section 8. Remarketing Agent’s Performance; Duty of Care; No Fiduciary Relationship.

Section 12 of the Original Remarketing Agreement is amended by adding the following paragraph:

(a) The Company acknowledges and agrees that (i) the Remarketing, including the determination of the Remarketing Price and the Remarketing Fee, is an arm’s-length commercial transaction between the Company, on the one hand, and the Remarketing Agent, on the other hand, (ii) in connection with the Remarketing contemplated hereby and the process leading to such transaction, the Remarketing Agent is and has been acting solely as Remarketing Agent hereunder and is not a fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) the Remarketing Agent has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the Remarketing contemplated hereby and the process leading thereto (irrespective of whether such Remarketing Agent has advised or is currently advising the Company on other matters) and the Remarketing Agent has no obligation to the Company with respect to the Initial Remarketing, except the obligations expressly set forth in this Agreement, (iv) the Remarketing Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Remarketing Agent has not provided any legal, accounting, regulatory or tax advice with respect to the Remarketing contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

[SIGNATURES ON THE FOLLOWING PAGE]

Very truly yours,

THE PMI GROUP, INC.

By:	/s/ Donald P. Lofe, Jr.
Name:	Donald P. Lofe, Jr.
Title:	Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED:

BANC OF AMERICA SECURITIES LLC

By:	/s/ Peter J. Carbone
Name:	Peter J. Carbone
Title:	Vice President

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THE BANK OF NEW YORK TRUST COMPANY, N.A.

not individually but solely as Purchase Contract Agent and as attorney-in-fact for the Holders of the Purchase Contracts

By:	/s/ Raymond Torres
Name:	Raymond Torres
Title:	Assistant Vice President

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